Exhibit 23.3
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                          INDEPENDENT AUDITOR'S CONSENT





We consent to the use in the Registration Statement and Prospectus of COL China Online International Inc. of our reports dated September 12, 2000 and October 12, 2000, accompanying the financial statements of COL China Online International Inc. and Migration Developments Limited, respectively, contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.




HEIN + ASSOCIATES LLP

Denver, Colorado
January 11, 2001